UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/07/2006

OYO GEOSPACE CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  333-36727

DE	76-0447780
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7007 Pinemont Drive, Houston, TX 77040
(Address of principal executive offices, including zip code)

(713) 986-4444
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 4.01.    Changes in Registrant's Certifying Accountant

(a)        Dismissal of Independent Registered Public Accounting Firm

On December 7, 2006, OYO Geospace Corporation (the "Company") notified PricewaterhouseCoopers L.L.P. ("PwC"), the Company's independent registered public accounting firm, that the Company's Audit Committee decided to dismiss PwC as the Company's independent registered public accounting firm.

PwC's reports on the Company's financial statements for the fiscal years ended September 30, 2005 and 2006 did not contain an adverse opinion or a disclaimer of opinion, and neither such report was qualified or modified as to uncertainty, audit scope, or accounting principle.

As the Company reported in its Annual Report on Form 10-K for its fiscal year ended September 30, 2006, as of September 30, 2005, the Company did not maintain effective controls over the year-end physical inventory. Specifically, as of such date, the controls in place to ensure an accurate count and verify the existence of inventory at the Company's Pinemont facility in Houston, Texas were not properly designed and thus failed to detect counting errors and other inaccuracies prior to the posting of the physical inventory adjustments to the general ledger. This control deficiency resulted in audit adjustments to the Company's 2005 annual consolidated financial statements to correct inventory and cost of goods sold. As the Company has previously disclosed, this control deficiency could have resulted in a misstatement of inventory and cost of goods sold that would have resulted in a material misstatement to the Company's annual or interim consolidated financial statements for such period. Accordingly, management determined that as of September 30, 2005, this control deficiency constituted a material weakness. The Company's audit committee discussed the subject matter of this material weakness with PwC. The Company has authorized PwC to respond fully to the inquiries of the successor accountant concerning the subject matter of this material weakness. There were no other "reportable events" under section (a)(1)(v) of Item 304 of Regulation S-K that occurred during the fiscal years ended September 30, 2005 and 2006 or through December 7, 2006. Management determined that this material weakness was remediated as of December 31, 2005, as disclosed in Item 4 of the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2005.

During the fiscal years ended September 30, 2005 and 2006 and through December 7, 2006, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on the financial statements for such years.

The Company has provided PwC with a copy of the above disclosures. A copy of PwC's letter to the Securities and Exchange Commission required by Item 304(a) of Regulation S-K is included as Exhibit 16.1 to this Report.

(b)        Engagement of New Independent Registered Public Accounting Firm

The Company's Audit Committee decided to engage UHY LLP ("UHY") as the Company's independent registered public accounting firm effective on December 7, 2006. UHY will act as the Company's independent registered public accounting firm beginning with the fiscal year ending September 30, 2007.

During the fiscal years ended September 30, 2005 and 2006 and through December 7, 2006, the Company did not consult with UHY regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OYO GEOSPACE CORPORATION

Date: December 12, 2006	By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated December 12, 2006